EXHIBIT 99.4

Company name: Metinvest B.V.

Headline: Scheme of Arrangement: Notice of Convening Hearing

IRISH STOCK EXCHANGE ANNOUNCEMENT

12 January 2016

Metinvest B.V. (the “Company”)

U.S.$ 85,238,250 10.25 per cent. Guaranteed Notes due 2016 (the “2016 Notes”)

ISIN: XS0511379066, Common Code: 051137906

ISIN: US591555AA54, CUSIP: 591555AA5

U.S.$289,734,000 10.50 per cent. Guaranteed Notes due 2017 (the “2017 Notes”)

ISIN: XS1145219652, Common Code: 114521965

ISIN: US591555AC11, Common Code: 114752894

CUSIP: 591555 AC1

U.S.$750,000,000 8.75 per cent. Guaranteed Notes due 2018 (the “2018 Notes” and, together with the 2016 Notes and the 2017 Notes, the “Notes”)

ISIN: XS0591549232

ISIN: US591555AB38, CUSIP: 591555 AB3

Notice of a court hearing to consider an application for an order to convene a meeting of creditors under Section 896 of the Companies Act 2006

Reference is made to the Practice Statement Letter dated 24 December 2015, issued by the Company notifying holders of the Notes that the date of the hearing at the High Court of England and Wales (the “Scheme Convening Hearing”) to consider an application for an order to convene a meeting of creditors holding interests in the Notes under Section 896 of the Companies Act 2006 for the purposes of considering and, if thought fit, approving a scheme of arrangement between the Company and the holders of the Notes would be 13 January 2016.

Notice is hereby given that the Scheme Convening Hearing on 13 January 2016 has been scheduled to take place at 12.00 p.m. (London time) at The Rolls Building, Fetter Lane, London EC4A 1NL.

Any natural or legal person holding an interest in the Notes (including the noteholders) is entitled to attend the Scheme Convening Hearing and make representations to the Court, or to instruct to attend the Scheme Convening Hearing and make representations to the Court on their behalf.

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For further information please contact:

Lucid Issuer Services Limited as the Information Agent

David Shilson / Thomas Choquet

Tankerton Works

12 Arglye Walk

London WC1H 8HA

Phone:    +44 (0) 207 704 0880

Email:      metinvest@lucid-is.com

This Notice is given by:

Metinvest B.V.

Alexanderstraat 23

2514 JM

The Hague

The Netherlands

12 January 2016

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